EXHIBIT 10

April 1, 2008

Elk Associates Funding Corporation
747 Third Avenue
New York, NY 10017

Re: $16,000,000 line of credit

Gentlemen or Ladies:

Citibank, N.A. (“Citibank”) is pleased to advise you it holds available for Elk Associates Funding Corporation (the “Borrower”), a corporation organized and in good standing under the laws of the State of New York, a line of credit (the “Line”) in the amount of $16,000,000, subject to the following terms and conditions:

1.

Description of the Line:

Loans provided under the Line shall be evidenced by Citibank’s Master Note (the “Note”) in the amount of the Line. Each advance thereunder shall bear interest at a rate to be elected by the Borrower at the time of each request for an advance equal to either:

(i)

Prime Rate Option:  A rate of interest equal to ½% below the prime rate of interest as published in the Money Rates column of the Wall Street Journal from time to time (the “Prime Rate”).  Any change in the Prime Rate shall take effect on the date of the change in the Prime Rate, or

(ii)

LIBOR Rate Option:  A rate of interest equal to the LIBOR Rate, as such term is defined in the Note, plus a margin of 150 basis points for interest periods of 30, 60 or 90 days.

Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note.  Any advance under the Line made by Citibank in its discretion shall be in an amount not less than $100,000 for Prime Rate advances and $250,000 for LIBOR Rate advances.

In the case of a Prime Rate advance, such advance may be prepaid, in whole or in part; in increments of not less than $100,000, without premium or penalty.

The Borrower agrees to indemnify Citibank and hold Citibank harmless from any loss or expense that Citibank may sustain or incur, as more particularly described in the Note should the Borrower make any prepayment of the principal of an advance hereunder bearing interest at the LIBOR Rate or in the event of a default by the Borrower in the payment or performance of any terms of the Note or this line letter.

No advance may be converted to or continued as a LIBOR Rate advance on the Maturity Date, nor shall any advance be converted to or continued as a LIBOR Rate if the interest period would extend more than thirty (30) days beyond the Maturity Date.

Notwithstanding anything to the contrary contained herein, availability under the Line shall be subject to such limitations as may be imposed by the U.S. Small Business Administration (the “SBA”) from time to time pursuant to a borrowing base formula established and monitored by the SBA.

In addition, availability under the Line shall be reduced by the greater of (a) a $119,000 assumed. exposure under the $5,000,000 swap agreement between the Borrower and Citibank due October 14, 2008, plus the assumed exposure on any hereafter created swap agreements or (b) the Bank’s actual liability or obligations in connection with such swap agreement.

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc

The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of Citibank, which may refuse to make an extension of credit under the Line at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit, shall not obligate Citibank to make an advance or provide an extension of credit thereunder.

Subject to the terms and conditions hereof and the Note, the Line shall be available for advances until December 31, 2008 (the “Maturity Date”).  The Borrower shall pay to the Bank on or before the Maturity Date, the aggregate unpaid principal amount of all advances, extensions of credit and financial accommodations under the Line, together with interest and costs thereon, provided, however, that with respect to any LIBOR Rate advances outstanding on the Maturity Date, the Borrower shall pay to the order of the Bank the unpaid principal amount of such LIBOR Rate advances, together with interest and costs thereon, on or before the last day of the Interest Period with respect thereto, provided further however, that in no event shall such interest Period extend more than thirty (30) days beyond the Maturity Date.

2.

Purpose of the Vine:

The purpose of the Line shall be to support a portion of the loan portfolio of the Borrower.

3.

Guarantors:

Repayment of all loans, extensions of credit and financial accommodations provided under the Line together with interest and costs thereon shall be guaranteed, jointly and severally, by Ameritrans Capital Corporation (“Ameritrans”), EAF Holding Corporation and Elk Capital Corporation (the “Guarantors”) pursuant to Citibank’s Guarantee of All Liability.

4.

Security for the Line:

The Line shall be secured by a first priority security interest in all assets am personal property of the Borrower and the Guarantors pursuant to Citibank’s General Security Agreement and duly filed UCC-1 Financing Statements.  The priority of Citibank’s security interest shall be ranked equally with the security interest in favor of Israel Discount Bank of New York (“IDB”) and Bank Leumi USA (“Bank Leumi”) pursuant to an intercreditor agreement among the banks satisfactory to Citibank.

5.

Conditions Precedent:

Prior to the Borrower’s initial request for an advance under the Line, it shall have provided to Citibank, if it has not already done so:

(i)

A copy of the resolutions passed by the Borrower’s Board of Directors certified by its Secretary as being in full force and effect authorizing the borrowing described herein and the execution of all documents and agreements required by Citibank to evidence and secure the Line;

(ii)

Copies of the resolutions passed by the Guarantors Board of Directors, certified by their Secretary, as being in full force and effect authorizing the delivery of the guarantee described herein; and

(iii)

A copy of the certificate of incorporation of the Borrower.

6.

Financial Reporting:

The Borrower shall provide to Citibank:

(i)

As soon as available, but in any event within one hundred twenty (120) days after the last day of each fiscal year, a balance sheet of the Borrower, as of such last day of the fiscal year, and

2

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc statements of income and retained earnings and cash flows for such fiscal year prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to Citibank.

(ii)

As soon as available, but in any event within one hundred twenty (120) days after the last day of each fiscal year, copies of Form 10-K of Ameritrans, filed or to be filed with the Securities and Exchange Commission, which shall include consolidated and consolidating balance sheets and consolidated and consolidating statements of income and retained earnings and cash flows for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to Citibank.

(iii)

As soon as available, but in any event within seventy five (75) days after the end of the Borrower’s first, second and third fiscal quarter, a balance sheet of the Borrower, and statements of income and retained earnings and cash flows of the Borrower for such quarters, and the portion of the fiscal year through such date, all in reasonable detail, such statements to be prepared by the Borrower in accordance with generally accepted accounting principles consistently applied.

(iv)

As soon as available, but in any event within ninety (90) days after the end of each fiscal quarter, copies of Form 10-Q of Ameritrans, filed or to be filed with the Securities and Exchange Commission, which shall include consolidated and consolidating balance sheets and consolidated and consolidating statements of income and retained earnings and cash flows for such quarter, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to Citibank.

Each of the financial statements specified in Sections (i), (ii), (iii) and (iv) above shall be accompanied by a certificate signed by the president or chief financial officer of the Borrower to the effect that such statements fairly present the financial condition of the Borrower and Ameritrans as of the balance sheet date and results of the operations of the Borrower and Ameritrans for the period(s) then ended in accordance with generally accepted accounting principles consistently applied.

(v)

As soon as available, but in any event within sixty (60) days after the end of each calendar quarter, (a) copies of the Borrowing Base Certificates submitted quarterly by the Borrower to the SBA demonstrating compliance with the SBA borrowing formula and (b) copies of the Borrowers loan lists and copies of custodian reports generated by IDB, all in form and substance satisfactory to Citibank.

(vi)

As soon as available, but in any event within thirty (30) days after the end of each calendar month, copies of the Borrower’s delinquency reports, all in form and substance satisfactory to Citibank.

(vii)

Such other financial or additional information as Citibank may from time to time request.

7.

Special Requirements:

a.

The Borrower agrees to maintain at all times:

(i)

a tangible net worth (the sum of capital surplus, earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and treasury stock) in an amount not less than $12,500,000.

(ii)

a maximum leverage ratio (the ratio of total unsubordinated liabilities to “capital base”) of not greater than 2.0 to 1.0. Capital  Base shall mean the sum of capital surplus, earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles and subordinated

3

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc liabilities minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and treasury stock.

b.

The Borrower covenants and agrees not to accept credit facilities from institutional or other lenders of funds in an amount in excess of $40,000,000 in the aggregate for all such credit facilities.

c.

The Borrower agrees that, with the exception of medallion loans which shall constitute at all times not less than sixty percent (60%) of the Borrower’s total outstanding loan portfolio, loan concentrations in any other single industry shall not exceed twenty live percent (25%) of the Borrower’s total outstanding loan portfolio. Calculations of the Borrower’s total outstanding loan portfolio for purposes of the foregoing sentence shall not include corporate loan participations with Velocity Capital Advisors.  Individual diversified loans shall not exceed $1,000,000 in the aggregate at any one time outstanding ($2,000,000 if such loans are secured by a first mortgage loan) and total diversified loans shall not exceed $22,500,000, at any one time outstanding, in each case including loans to affiliated borrowers and companies with common ownership and excluding corporate loan participations with Velocity Capital Advisors.  Corporate loan participations with Velocity Capital Advisors shall not exceed $15,000,000 at any one time outstanding.

d.

The Borrower agrees that any security interest in its assets and personal property that it may have previously granted or may hereafter grant to the SBA will rank junior to the security interest in favor of Citibank, IDB and Bank Leumi pursuant to a form of subordination agreement satisfactory to Citibank.

e.

The Borrower agrees that as of September 30, 2008 no corporate loan participation transactions will be included on the Borrower’s balance sheet, provided, however, that such transactions are permitted on the Ameritrans’ balance sheet.

f.

The Borrower agrees that the Line shall be “cross defaulted” to the obligations of the Borrower to IDB and Bank Leumi such that the occurrence of a default or event of default under any of such obligations shall constitute a default under the Line and the Note.

g.

The Borrower agrees to permit Citibank or its agents or representatives to conduct an annual field examination of the Borrower’s books and records and operations, which field examination shall disclose no material adverse facts or circumstances not currently known to Citibank.  The Borrower authorize and direct Citibank to charge any of its accounts maintained at Citibank for such cost and expense.

h.

The Borrower agrees to operate its business in such a manner as not to sustain or incur a net loss in any fiscal year.

8.

XXXXXX:

[Confidential and Proprietary Information redacted] In the event that the Borrower is not in compliance on October 1, 2008 with clause 7(e) prohibiting the covenant prohibiting corporate loan participations on the Borrower’s balance sheet, the Borrower shall pay XXXXXXXXXXXXXXX at that time.

9.

Integration:

This letter amends, replaces and supersedes that certain letter agreement dated December 22, 2006 (the “Original Letter Agreement”) between the Borrower and Citibank, which shall be of no further force and effect, The terms and conditions of this letter agreement and the rights and remedies of Citibank under this letter agreement shall apply to all of the obligations incurred prior to the date hereof pursuant to the Original Letter Agreement, in addition to any obligations incurred on or after the date hereof.  This letter agreement does not constitute and shall not be construed to evidence a novation of or a payment and readvance of any all loans, extensions of credit or financial accommodations, interest or other sums, if any outstanding under the Line prior to the date hereof, it being the intention of the Borrower, the Guarantors and Citibank that this letter agreement, together with the Line, provide for the terms and conditions of, and evidences, the same loans, extensions of credit or financial accommodations as was outstanding prior to the date hereof, in addition to any loans, extensions of credit or financial accommodation

4

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc incurred on or after the date hereof.  The indebtedness and obligations incurred prior to the date hereof, in addition to any incurred on or after the date hereof, shall be and shall continue to be secured as set forth in the Line and the liens granted to Citibank pursuant to the Line shall continue in full force and effect during the term of the Line and any renewals thereof.

10.

Acceptance:

If the foregoing is acceptable, please so indicate by signing and returning this letter together with the administration fee before April 15, 2008, the date this letter will otherwise expire, unless extended in writing by Citibank.

Very truly yours,

CITIBANK, N.A.

By:

/s/ Kel Christensen

Kel Christensen

Vice President

Agreed and Accepted this
15th day of April, 2008

ELK ASSOCIATES FUNDING CORPORATION

By:

/s/ Gary C. Granoff

Name: Gary C. Granoff

Title: President

5

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc

CITIBANK MASTER NOTE (Eurodollar/Prime Rate)1

This Note replaces and supersedes that certain Master Note dated December 22, 2007 in the principal amount of $16,000,000 from the undersigned to the Bank.

$16,000,000

Date:

, 2008

FOR VALUE RECEIVED, the undersigned, a New York Corporation, promises to pay to the order of CITIBANK, N.A. (the “Bank”), on or before December 31, 2008 (the “Maturity Date”), the sum of Sixteen Million Dollars ($16,000,000), or, if less, the aggregate unpaid principal amount of all advances made by the Bank pursuant to the line of credit (each an “Advance” and collectively, the “Advances”), not to exceed an aggregate amount at any one time outstanding of Sixteen Million Dollars ($16,000,000), available to the undersigned hereunder (the “Line”) together with interest thereon as set forth herein, provided, however, that with respect to any Eurodollar Advances (as defined below) outstanding on the Maturity Date, the Borrower shall pay to the order of the Bank the unpaid principal amount of such Eurodollar Advances, together with interest thereon as set forth herein, on or before the last day of the Interest Period (as defined below) with respect thereto, provided farther however, that in no event shall such Interest Period extend more than thirty (30) days beyond the Maturity Date.

Each Advance hereunder which is a Eurodollar Advance shall bear interest on the unpaid principal amount thereof for the Interest Period applicable thereto at a rate per annum equal to the Libor Rate determined for each Interest Period therefor in accordance with the terms of this Note plus a margin of 150 basis points.  Each Advance which is a Prime Rate Advance (as defined below) shall bear interest on the unpaid principal amount thereof from the date thereof until payment of such Prime Rate Advance in full at a fluctuating rate per annum equal to ½% below the Prime Rate.  The undersigned shall notify the Bank not later than 12 noon three Business Days prior to each Advance hereunder which the undersigned requests to maintain at a rate of interest based on Libor Rate (a “Eurodollar Advance”), and not later than 12 noon on the daft of each Advance which the undersigned requests to maintain at a rate of interest based on the Prime Rate (a “Prime Rate Advance”).  All requests for Advances shall be irrevocable and shall be in the minimum amount of $100,000 with respect to each Prime Rate Advance and $250,000 with respect to each Eurodollar Advance.  Each request by the undersigned for an Advance hereunder shall specify whether the requested Advance is a Eurodollar Advance or a Prime Rate Advance, the proposed date to fund the Advance (which shall be a date prior to the Maturity Date), and if a Eurodollar Advance is requested, the Interest Period applicable thereto.

Any Eurodollar Advance may be continued as a Eurodollar Advance upon expiration of an Interest Period with respect thereto by complying with the notice provisions contained in the definition of interest Period; provided, however, that no Eurodollar Advance may be continued as such when any Event of Default or event which upon notice, passage of time or both would constitute an Event of Default has occurred and is continuing but shall be automatically converted to a Prime Rate Advance on the last date of the Interest Period in effect when the Bank is notified of such default or Event of Default.

The undersigned may elect from time to time to convert outstanding Eurodollar Advances to Prime Rate Advances by giving the Bank at least three Business Days prior irrevocable notice of such election; provided that any conversion of a Eurodollar Advance may be made only on the last day of an interest Period with respect thereto.  The undersigned may elect from time to time to convert an outstanding Prime Rate Advance to a Eurodollar Advance by giving the Bank irrevocable written notice of such election not later than 12 noon, three Business Days prior to the date of the proposed conversion, and further provided that (i) the conversion shall be in the minimum principal amount of $250,000 and (ii) no Event of Default or event upon notice, passage of time or both would constitute an Event of Default shall have occurred and be continuing.  Notwithstanding the foregoing, in no event shall a conversion or continuation of an Advance be made on or after the Maturity Date and in no event shall any Advance be converted to or continued as a Eurodollar Advance if the Interest Period would extend more than thirty (30) days beyond the Maturity Date.

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be payable (i) on the first day of each month commencing on the first such date to occur after the date the Advance is made, and (ii) on the Maturity Date or, with respect to any Eurodollar Advances outstanding on the Maturity Date, the earlier of the day all such Advances are paid and the last day of the Interest Period with respect thereto.  All payments hereunder shall be payable in immediately available funds in lawful money of the United States.  The undersigned authorizes the Bank to charge any of the undersigned’s accounts for payments of principal or interest.  Any payment of principal of or interest payable hereunder which is not paid when due, whether at maturity, by acceleration, or otherwise, shall bear interest from the datedue until paid in full at a rate per annum equal to three percent (3%) above the interest rate in effect with respect thereto.

All requests for advances shall be irrevocable and must be received by the Bank no later than 12:00 noon on the date of the proposed advance.  The Bank may act without liability upon the basis of telephonic notice believed by the Bank in good faith to be from the undersigned.  In each such case, the undersigned hereby waives the right to dispute the Banks record of the terms of such telephonic notice.  The undersigned shall immediately confirm to the Bank in writing each telephonic notice.  All advances under the Line are at the Bank’s sole and absolute discretion and the Bank, at its option and in its sole and absolute discretion and without notice to the undersigned, may decline to make any advance requested by the undersigned.  In no event shall any Advances be made on or after the Maturity Date.

Subject to the terms and conditions hereof and the terms and conditions set forth in any agreement in writing between the Bank and the undersigned, the undersigned may borrow, repay in whole or in part, and reborrow on a revolving basis, up to the maximum amount of the Line.  Prime Rate Advances may be prepaid without premium or penalty together with accrued interest hereon to and including the date of prepayment Eurodollar Advances may be prepaid without premium or penalty (except as provided in the next succeeding paragraph) together with accrued interest thereon to and including the date of prepayment, provided such prepayment date must be the last day of the then current Interest Period of such Advance.  The Bank shall maintain its records to reflect the amount and date of each advance and of each payment of principal and interest thereon.  All such records shall, absent manifest error, be conclusive as to the outstanding principal amount hereof; provided, however, that the failure to make any notation to the Bank’s records shall not limit or otherwise affect the obligations of the undersigned to repay each advance made by the Bank, in accordance with the terms hereof.

The undersigned agrees to indemnify the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur, including without limitation, interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain a Eurodollar Advance hereunder, as a consequence of (a) default by the undersigned in payment of the principal amount of or interest on a Eurodollar Advance, (b) default by the undersigned in making any prepayment of a Eurodollar Advance after the undersigned gives notice in accordance with this Note and/or (c) the making of any payment of a Eurodollar Advance on a day which is not the last day of the then applicable Interest Period with respect thereto.  When claiming indemnification under this paragraph, the Bank shall provide to the undersigned a statement explaining the amount of any such loss or expense which statement shall in the absence of manifest error be conclusive with respect to the undersigned.  The indemnity obligations hereunder shall survive payment in full of the Note.

As security for the payment of this Note and of all other obligations and liabilities of the undersigned to the Bank, whether now or hereafter existing, joint, several, direct, indirect, absolute, contingent, secured, matured or unmatured, the undersigned grants to the Bank a right of setoff against, a continuing security interest in, and an assignment and pledge of all moneys, deposits (general or special), securities and other property of the undersigned and the proceeds thereof, now or hereafter held by the Bank on deposit in safekeeping, in transit or otherwise, at any time credited by or due from the Bank to the undersigned, or in which the undersigned shall have an interest.

Upon the occurrence and continuance of any of the following (each an “Event of Default”):  (a) default in the payment when due of any amount hereunder; (b) filing by or against the undersigned of a petition commencing any proceeding under any bankruptcy, reorganization, rearrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or hereafter in effect; (c) making by the undersigned of an assignment for the benefit of creditors; (d) petitioning or applying to any tribunal for the appointment of a custodian, receiver or trustee for the undersigned or for a substantial part of its assets; (e) death or incapacity of the undersigned (if an individual); (f) entry of any judgment or order of attachment, injunction or governmental tax lien

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc or levy issued against the undersigned or against any property of the undersigned; (g) consent by the undersigned to assume, suffer or allow to exist, without the prior written consent of the Bank, any lien, mortgage, assignment or other encumbrance on any of its assets or personal property, now owned or hereafter acquired, except those liens, mortgages, assignments or other encumbrances in existence on the date hereof and consented to in writing by the Bank; (h) default in the punctual payment or performance of this or any other obligation to the Bank or to any other lender at any time; (i) the existence or occurrence at any time of one or more conditions or events which, in the sole opinion of the Bank, has resulted or is reasonably likely to result in a material adverse change in the business, properties or financial condition of the undersigned; (j) failure on request to furnish any financial information or to permit inspection of the books and records of the undersigned; (k) any warranty, representation or statement in any application, statement or agreement which proves false in any material respect, (l) default in the observance or performance of any covenant or agreement of the undersigned herein or in any other agreement between the Bank and the undersigned; or (m) any of the foregoing events (other than the event described in clause (a)) shall occur with respect to any guarantor of the undersigned’s obligations hereunder then this Note shall, at the sole option of the Bank, become due and payable without notice or demand; provided, however, if an event described in clause (b), clause (c) or clause (d) above occurs, this Note shall automatically become due and payable.

Upon the occurrence and during the continuance of an Event of Default, the Bank shall be entitled to setoff against and apply to the payment hereof the balance of any account or accounts maintained with the Bank by the undersigned to exercise any other right or remedy granted hereunder, or under any agreement between the undersigned and the Bank or available at law or in equity, including, but not limited to, the rights and remedies of a secured party under the New York Uniform Commercial Code.  The failure by the Bank at any time to exercise any such right shall not be deemed a waiver thereof, nor shall it bar the exercise of any such right at a later date.  Each and every right and remedy granted to the Bank hereunder or under any agreement between the undersigned and the Bank or available at law or in equity equity shall be cumulative and not exclusive of any other rights, powers, privileges or remedies, and may be exercised by the Bank from time to time and as often as may be necessary in the sole and absolute discretion of the Bank.

The undersigned agrees to pay, on demand, all of the Bank’s costs and expenses, including reasonable counsel fees (whether in-house or outside counsel), in connection with the collection of any amounts due to the Bank hereunder or in connection with the enforcement of the Bank’s rights under this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict or choice of laws.

THE UNDERSIGNED HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS.  NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JL`RISDICTION.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT.  THE UNDERSIGNED AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO ITS ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS THAT THE UNDERSIGNED SHALL HAVE NOTIFIED THE BANK IN WRITING OR ANY METHOD AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS PROHIBITED BY LAW, THE UNDERSIGNED

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc

HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

The Bank shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder.  No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by the Bank, and if so given by the Bank, shall be effective only in the specific instance in which given.  The undersigned acknowledges that this Note and the undersigned’s obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the undersigned under this Note.  The undersigned absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the undersigned’s obligations hereunder.

In the event any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

The undersigned hereby waives presentment, demand for payment, protest, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

As used herein the following terms shall have the following meanings:

“Bank’ shall be deemed to include the Bank, its successors and assigns and any holder hereof.

“Business Day” means (a) a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close and (b) relative to the date of (i) continuing an Advance as, or converting an Advance to, a Eurodollar Advance, (ii) making any payment or prepayment of principal of or payment of interest on a Eurodollar Advance, or (iii) the undersigned giving any notice (or the number of Business lays to elapse prior to the effectiveness thereof) in connection with any matter referred to in (b)(i) or (b)(ii), any day on which dealings in U.S. dollars are carried on in the London interbank eurodollar market.

“Eurocurrency Reserve Requirements” means for any day as applied to a Eurodollar Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such system.

“Interest Period” with respect to any Eurodollar Advance means:

(a) Initially, the period commencing on the date such Eurodollar Advance is made and ending one, two or three months thereafter; and

(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Advance and ending one, two or three months thereafter, as selected by the undersigned by irrevocable written notice to the Bank not less than three (3) Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Advance; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following.

(i) if any Interest Period pertaining to a Eurodollar Advance would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business lay;

(ii) if the undersigned shall fail to give notice as provided in clause (b) above, the undersigned shall be deemed to have requested conversion of the affected Eurodollar Advance to a Prime Rate Advance on the last day of the then current Interest Period with respect thereto;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) no Interest Period may be selected which more than 30 days beyond the Maturity Date.

“Prime Rate” shall mean a fluctuating rate per annum equal to the prime rate of interest as published in the Money Rates column of the Wall Street Journal from time to time.  Any change in the Prime Rate shall take effect on the date of the change in the Prime Rate.

“Libor Rate” shall mean with respect to the Interest Period pertaining to a Eurodollar Advance, the rate per annum equal to the quotient (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest at which dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the Bank in the London interbank market at approximately 11.00 a.m. (London time) on the second Business Day prior to the beginning of such interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Requirement, if any.

“Undersigned” shall mean, if this Note is signed by more than one party, unless otherwise stated herein, shall mean the “undersigned and each of them” and each undertaking herein contained shall be their joint and several undertaking.  The Bank may proceed against one or more of the undersigned at one time or from time to time as it elects in its sole and absolute discretion.

In the event that the Bank shall have determined (which determination shall be conclusive and binding upon the undersigned) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Libor Rate for any requested Interest Period or with respect to the continuation of a Eurodollar Advance beyond the expiration of the then current Interest Period with respect thereto, the Bank shall forthwith give notice of such determination, confirmed in writing, to the undersigned.  If such notice is given, any outstanding Eurodollar Advance shall be converted, on the last day of the then current Interest Period with respect thereto, to a Prime Rate Advance.  Such notice shall be withdrawn by the Bank when the Bank shall determine that adequate and reasonable means exist for ascertaining Libor Rate.

Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in law, rule, regulation, guideline or order or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for the Bank to make or maintain any Advance as a Eurodollar Advance, then, by written notice to the undersigned, the Bank may require that the Eurodollar Advance be converted to a Prime Rate Advance, whereupon the Eurodollar Advance shall be automatically converted to a Prime Rate Advance as of the date of such notice to the undersigned.

In the event that any change in applicable law or regulation, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall impose on or deem applicable to the Bank any reserve requirements against this Note or the Line or impose upon the Bank any other costs or assessments, the undersigned shall pay to the Bank on demand an amount succicient to compensate the Bank for the additional cost resulting from the maintenance or imposition of such reserves, costs or assessments.

Any consents, agreements, instructions or requests pertaining to any matter in connection with this Note, signed by any one of the undersigned, shall be binding upon all of the undersigned.  This Note shall bind the respective successors, heirs or representatives of the undersigned.  This Note and the Line shall not be assigned by the undersigned without the Bank’s prior written consent.

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc

IN WITNESS WHEREOF, the undersigned has duly executed this Note the day and year first above written.

Witness: /s/ Silvia Mullens S.V.P.	Elk Associates Funding Corporation By: /s/ Gary C. Granoff Name: Gary C. Granoff Title: President

Borrower’s Address:
747 Third Avenue
New York, NY 10017

Footnotes

1 This note provides that interest be paid monthly regardless if a Eurodollar Advance or Prime Rate Advance.

W:\AMERITRANS\SEC filings\10-Q's\10Q May 2008\Exhibit 10.doc